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                                  Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



           As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 18, 1999 included in VoiceStream Wireless Corporation's Form 10/A (Commission File No. 0-25441) and to all references to our Firm included in this registration statement.


/s/  Arthur Andersen LLP
Seattle, Washington
May 3, 1999